Exhibit 5.1
[Letterhead of Moore & Van Allen PLLC]
April 4, 2023

MSC Industrial Direct Co., Inc.
515 Broadhollow Road, Suite 1000
Melville, New York 11747

Re: Registration Statement on Form S-8
2,185,662 Shares of Class A Common Stock of MSC Industrial Direct Co., Inc.
Pursuant to the MSC Industrial Direct Co., Inc. 2023 Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the United States Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,185,662 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), which may be issued pursuant to the MSC Industrial Direct Co., Inc. 2023 Omnibus Incentive Plan (the “Plan”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Registration Statement, (ii) the Plan, (iii) the Company’s Certificate of Incorporation, (iv) the Company’s Second Amended and Restated By-laws and (v) all actions of the Company’s board of directors and shareholders reflected in the Company’s minute book (collectively, the “Registration Documents”).

In rendering our opinion, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the compliance with fiduciary duties, the authenticity of original and certified documents submitted to us, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy and completeness of, statements contained in the Registration Documents and certificates or comparable documents and oral or written statements and other information of or from public officials and officers and representatives of the Company and others, including, without limitation, representations in a Management Certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Class A Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this opinion letter.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued, delivered, vested and sold in accordance with the terms of the Plan and the terms of any other agreement relating to any of the Shares, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following:

(i) bankruptcy, insolvency, reorganization, moratorium (or related judicial doctrines) and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

MSC Industrial Direct Co., Inc.
April 4, 2023

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinion expressed herein is limited to the New York Business Corporation Law as currently in effect, and no opinion is expressed with respect to such law as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Moore & Van Allen PLLC

Moore & Van Allen PLLC